UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreement for CEO.  At a meeting held on December 17, 2008, the Compensation Committee of the Board of Directors of the registrant (the “Committee”) approved a new three- year employment agreement between the registrant and its Chairman, President and Chief Executive Officer, Thomas L. Hoy.  The new agreement, which will become effective on January 1, 2009, replaces a similar three-year employment agreement entered into by the registrant with Mr. Hoy in December 2007.  The new agreement, as compared to the agreement which it replaces, deletes the obligation of the registrant to pay additional “tax gross-up” payments on behalf of Mr. Hoy should he become subject to a so-called “golden parachute” tax under applicable tax law, and specifies that under no circumstances will Mr. Hoy receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the tax laws.  Additionally, the ability of Mr. Hoy under his prior agreement to terminate his employment with the Company upon a diminution of his authority and receive a substantial termination payment in the same amount as his termination payment if a change in control had occurred, has been replaced in the new agreement with a provision permitting Mr. Hoy to terminate his employment for “good reason” (including reduction in his authority) and to receive a lesser termination payment, as further described below. The agreement has also been revised to comply with various technical requirements under Section 409A of the Internal Revenue Code (the “Code”) relating to deferred compensation generally.

Under the new agreement, Mr. Hoy’s annual base salary for 2009 will remain unchanged at $388,500. His annual base salary may be increased but will not be decreased during the three-year term of the agreement.  The agreement provides that Mr. Hoy will receive certain other benefits, including medical, dental and life insurance benefits, eligibility to participate in compensation plans including the annual incentive (bonus) plan and equity incentive plans, and participation in various retirement and supplemental retirement plans.

Under the agreement, in the event Mr. Hoy terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.  Also under the agreement, in the event of a change in control of the registrant (as defined), he may elect early retirement and receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately three times his average annual taxable compensation for the five years preceding the event, adjusted downward to reflect any other “change in control” payment or benefits he might receive under other compensatory arrangements then in effect.  The agreement also contains non-competition provisions that may be triggered upon termination of employment.

The agreement provides that on or before each December 31st during the term of the agreement, the Committee will consider and vote upon a proposal to replace Mr. Hoy's agreement with a new three-year employment agreement having similar conditions and benefits.

New Change in Control Agreement for CFO.  At its December 17, 2008 meeting, the Committee also approved a change in control agreement between the registrant and Terry R. Goodemote, the Chief Financial Officer of the registrant, containing terms and conditions similar to those set forth in Mr. Goodemote’s pre-existing change in control agreement.  The agreement, which expires in one year, does not guarantee Mr. Goodemote continuing employment or a specified salary for any designated period of time, but merely provides that in the event of a change in control of the registrant (as defined therein) occurring during his employment, he will receive a cash payment and certain benefits.  Specifically, under the agreement, if there is a change in control of the registrant, Mr. Goodemote would be entitled to receive payment in cash  equal to two years’ base salary, plus continuing medical, dental, and life insurance coverage.  The agreement complies with the requirements of Section 409A of the Code.

New Consulting Agreement for Retired Chief Credit Officer.  On December 17, 2008, the registrant executed a new consulting agreement with John C. Van Leeuwen, the registrant’s former Chief Credit Officer, which will replace an existing agreement that terminates on December 31, 2008.  Mr. Van Leeuwen’s new agreement begins January 1, 2009 and expires December 31, 2009.  Mr. Van Leeuwen will provide a minimum of 375 hours of consulting service to the registrant and will be paid $1,000 monthly for his time plus any agreed amounts for additional consulting work.  During the term of the agreement, the unvested awards held by Mr. Van Leeuwen on the date of his retirement will continue to vest in accordance with their terms and the outstanding stock options to acquire Company stock held by Mr. Van Leeuwen will remain exercisable. The agreement also contains non-competition and non-solicitation provisions.

Short Term Incentive Plan.   At its December 17, 2008 meeting, the Committee amended the registrant’s existing Short Term Incentive Plan (“Bonus Plan”) including to address Section 409A of the Code.  The Bonus Plan is designed to incentivize key employees of the registrant to improve the registrant’s overall performance and success by providing them with an opportunity to receive yearly cash bonuses upon the achievement of annual business and profitability goals.  The Committee administers the plan including setting annual goals for the registrant, its subsidiaries and the participants to establish a pay-for-performance relationship.  The Committee determines which employees of the registrant will participate in the plan each plan year which includes the registrant’s executive officers.  Although the Committee sets specific performance goals under the Bonus Plan, the final decision with respect to awards is discretionary and reflects the Committee’s overall assessment of the registrant’s performance and other considerations determined important.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Technical Amendment to Bylaws.  On December 17, 2008, the registrant amended its by-laws to make technical corrections including the correction of an inconsistency between the stated procedure to amend the by-laws in Article XIII and its Certificate of Incorporation.

Item 9.01 – Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description
3.i	Amended Bylaws of Arrow Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Registrant

Date: December 23, 2008	/s/ Terry R. Goodemote
Terry R. Goodemote, Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.i	Amended Bylaws of Arrow Financial Corporation